Exhibit 99.1 SERA PROGNOSTICS ANNOUNCES THE APPOINTMENT OF ZHENYA LINDGARDT TO THE BOARD Noted healthcare and technology executive joins to help Sera achieve its vision as The Pregnancy Company® to improve maternal and newborn health Salt Lake City, Nov. 8, 2021 (PR NEWSWIRE) -- Sera Prognostics Inc., The Pregnancy Company® (NASDAQ: SERA), focused on improving maternal and neonatal health by providing innovative pregnancy biomarker information to doctors and patients, today announced that Zhenya Lindgardt has joined the Sera Board of Directors. “We are thrilled to have Zhenya Lindgardt bring her vast and highly relevant experience to our board to improve the well-being of mothers and babies,” said Gregory C. Critchfield, CEO and Chairman of Sera Prognostics, Inc. “Zhenya possesses the rare combination of deep understanding of both healthcare and consumer technologies that are important enablers of Sera’s strategy and vision in our quest to provide innovative and effective information as we engage pregnant women, their doctors and all who are part of the journey to bring a child into the world.” Ms. Lindgardt has served as Chief Executive Officer of The Commons Project Foundation (TCP), a global technology non-profit foundation focused on establishing trust ecosystems to help individuals access and control their data, since October 2021. Prior to joining TCP, she served as Vice President of Platform and Customer Engagement on the Executive Team at Uber Technologies Inc., a publicly traded mobility and delivery company. From October 2000 to April 2019, Ms. Lindgardt worked for The Boston Consulting Group, a global consulting company, where she served as Senior Partner and Managing Director. Ms. Lindgardt has also served on the board of directors of City Harvest, a New York City hunger charity. Ms. Lindgardt received her B.S. degree in business administration from the University of Southern California and her MBA from Harvard University. “I am excited to join Sera’s board to help address fundamental issues that affect the well-being of both women and children around the world. While child and maternal health have been on the agenda of most healthcare institutions, there is much more progress needed. I firmly believe that innovative technology solutions can make a positive difference,” said Zhenya Lindgardt. “I look forward to working with the board and management team as we achieve Sera’s vision to create better lives for women and newborns globally.”

About Sera Prognostics, Inc. Sera Prognostics is a leading health diagnostics company dedicated to improving the lives of women and babies through precision pregnancy care. Sera’s mission is to deliver early, pivotal information in pregnancy to physicians, enabling them to improve the health of their patients, resulting in reductions in the costs of healthcare delivery. Sera has a robust pipeline of innovative diagnostic tests focused on the early prediction of preterm birth risk and other complications of pregnancy. Sera’s precision medicine PreTRM® test reports to a physician the individualized risk of spontaneous premature delivery in a pregnancy, enabling earlier proactive interventions in women with higher risk. Sera Prognostics is located in Salt Lake City, Utah. About Preterm Birth Preterm birth is defined as any birth before 37 weeks’ gestation and is the leading cause of illness and death in newborns. The 2020 March of Dimes Report Card shows that of approximately 3.8 million babies born annually in the United States, more than one in ten is born prematurely. Prematurity is associated with a significantly increased risk of major long- term medical complications, including learning disabilities, cerebral palsy, chronic respiratory illness, intellectual disability, seizures, and vision and hearing loss, and can generate significant costs throughout the lives of affected children. The annual health care costs to manage short- and long-term complications of prematurity in the United States were estimated to be approximately $25 billion for 2016. About the PreTRM® Test The PreTRM® test is the only broadly validated, commercially available blood-based biomarker test that provides an early, accurate and individualized risk prediction for spontaneous preterm birth in asymptomatic singleton pregnancies. The PreTRM® test measures and analyzes proteins in the blood that are highly predictive of preterm birth. The PreTRM® test permits physicians to identify, during the 19th or 20th week of pregnancy, which women are at increased risk for preterm birth, enabling more informed, personalized clinical decisions based on each woman’s individual risk. The PreTRM® test is ordered by a medical professional. Sera Prognostics, the Sera Prognostics logo, The Pregnancy Company, and PreTRM are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States and/or other countries. Safe Harbor Statement This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to enabling earlier proactive pregnancy care and achieving better outcomes for mothers and newborns; and the company’s strategic directives under the caption “About Sera Prognostics, Inc.” These “forward- looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: net losses, cash generation, and the potential need to raise more capital; revenues from the PreTRM test representing substantially all Company revenues to date; the need for broad scientific and market acceptance of the PreTRM test; a concentrated number of material customers; our ability to introduce new products; potential competition; our proprietary biobank; critical suppliers; the ongoing COVID-19 pandemic and its impact on our operations, as well as the business or operations of third parties with whom we conduct business; estimates of total addressable market opportunity and forecasts of market growth; potential third-party payer coverage and reimbursement; new reimbursement methodologies applicable to the PreTRM test, including new CPT codes and payment rates for those codes; changes in FDA regulation of laboratory-developed tests; the intellectual property rights protecting our tests and market position; and other factors discussed under the heading “Risk Factors” contained in our Final Prospectus on Form S-1, which was filed with the Securities and Exchange Commission on July 14, 2021, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law. Contact Investor Contact Peter DeNardo, CapComm Partners peter@capcommpartners.com +1 (415) 389-6400 Media Contact Laura Vinci, FINN Laura.vinci@finnpartners.com +1 (402) 499-8203